Exhibit 99.1

ISS Recommends Shareholders VOTE FOR the GSE Merger

COLUMBIA, MD – October 16, 2024 – GSE Solutions (“GSE Systems, Inc.” or “GSE”) (Nasdaq: GVP), a leader in advanced engineering solutions that supports the future of clean-energy production and decarbonization initiatives of the power industry, announced today that leading independent proxy advisory firm Institutional Shareholder Services, Inc. (“ISS“) recommended that GSE shareholders vote “FOR”: (1) the approval of the Agreement and Plan of Merger, dated as of August 8, 2024 (the “Merger Agreement“), by and between GSE, Nuclear Engineering Holdings LLC, and Gamma Nuclear Merger Sub LLC (the “Merger Proposal”); and (2) the approval, on a non-binding, advisory basis, of the compensation that may become payable to GSE’s named executive officers in connection with the merger.

In its October 4, 2024 report, ISS noted:1

•
After obtaining $4.10 in cash at an approximately 50% premium to the unaffected market value of GSE stock, “[t]he cash form of consideration provides shareholders with liquidity and certainty of value.”

•
After contacting 116 parties and running an arms-length auction process, “[t]he board appears to have conducted a reasonably thorough sales process, which was reinitiated following an unsolicited offer by a third party.”

1 Permission to use quotes neither sought nor obtained.

Kathryn O’Connor Gardner, Chair of the Board of GSE, stated, “The Board is pleased that ISS recognizes that this outcome is in the best interest of GSE shareholders. The Board is even more pleased that, of the proxies received to date, approximately 97% of shareholders see it the same way.”

SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 25, 2024 at 11 am ET
www.virtualshareholdermeeting.com/GVP2024SM

Vote Your Shares Today

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 750-5837 (from the U.S. and Canada)
or at +1 (412) 232-3651 (from other countries)

ABOUT GSE SOLUTIONS

Proven by more than 50 years of experience in the nuclear power industry, GSE knows what it takes to help customers deliver carbon-free electricity safely and reliably. Today, GSE Solutions leverages top talent, expertise, and technology to help energy facilities achieve next-level power plant performance. GSE’s advanced Engineering offer highly specialized training, engineering design, program compliance, and simulation to that reduce risk and optimize plant operations. With more than 1,100 installations and hundreds of customers in over 50 countries, GSE delivers operational excellence. www.gses.com

Additional Information About the Proposed Transaction and Where to Find It

More detailed and updated information regarding the merger is set forth in the Definitive Proxy Statement filed with the SEC and mailed to stockholders on September 16, 2024. GSE stockholders can obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about GSE, without charge, at the SEC’s website (www.sec.gov). Copies of the Definitive Proxy Statement and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to GSE’s Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046 (telephone: (410) 970-7800). The Company maintains an internet site at www.gses.com.

BEFORE MAKING ANY VOTING DECISION, GSE STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Participants in the Solicitation of Proxies

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding GSE’s directors and executive officers is available in GSE’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on May 24, 2024, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, which was filed with the SEC on April 2, 2024 (as amended on April 2, 2024, and April 29, 2024), and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Definitive Proxy Statement and such other materials may be obtained as described in the preceding paragraph. Investors should read the Definitive Proxy Statement carefully before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the Merger is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; risks related to the disruption of management’s attention from GSE’s ongoing business operations due to the Merger; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Media Contact
Sunny DeMattio
GSE Solutions
Director of Marketing & Communications
sunny.demattio@gses.com
Direct: +1 410.970.7931

Investor Contact
Adam Lowensteiner
Vice President
Lytham Partners
gvp@lythampartners.com
Direct: +1 646.829.9702

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